                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            --------------------

                                 FORM 8-K
                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                              February 29, 1996

                             --------------------

                             CRAY RESEARCH, INC.

            (Exact name of registrant as specified in its charter)

  Delaware                         1-8028                      39-1161138
(State of                      (Commission File             (I.R.S. Employer
 incorporation)                     Number)                  Identification
                                                                  Number)


                             655A Lone Oak Drive
                               Eagan, MN 55121
                  (Address of principal executive offices)

                               (612) 452-6650
                       (Registrant's telephone number)

Item 5.  Other Events.

Included in Item 7 hereof are the audited consolidated statements of the Registrant as of December 31, 1995 and 1994 and for the three years ended December 31, 1995.

Item 7.  Financial Statements and Exhibits.

(A) Financial Statements

    Consolidated Statements of Operations for the years ended December 31, 1995, 1994, and 1993.

    Consolidated Balance Sheets as of December 31, 1995 and 1994.

    Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994, and 1993.

    Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995, 1994, and 1993.

    Summary of Significant Accounting Policies.

    Notes to Consolidated Financial Statements.

    Independent Auditors' Report.


   (C) Exhibits

      (23) Independent Auditors' Consent.

      (27) Financial Data Schedule.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             CRAY RESEARCH, INC.


                                            By: /s/ J. PHILLIP SAMPER
                                                -------------------------
                                                J. Phillip Samper
                                                Chief Executive Officer
                                                (Principal Executive Officer)


                                            By: /s/ LAURENCE L. BETTERLEY
                                                -------------------------
                                                Laurence L. Betterley
                                                Chief Financial Officer
                                                (Principal Financial Officer)

                                            By: /s/ STEVEN E. SNYDER
                                                --------------------
                                                Steven E. Snyder
                                                Controller
                                                (Principal Accounting Officer)

Date:   February 29, 1996

CONSOLIDATED STATEMENTS OF OPERATIONS

Cray Research, Inc. and Subsidiaries

                                                Years ended December 31
                                        -------------------------------------
                                               1995        1994        1993
                                           ---------   ---------   ---------
                                        (In thousands, except per share data)
Revenue:
 Sales and lease                            $ 468,315   $ 727,725    $699,143
 Service fees                                 207,929     193,884     195,714
-----------------------------------------   ---------   ---------   ---------
   Total revenue                              676,244     921,609     894,857
-----------------------------------------   ---------   ---------   ---------

Cost of revenue:
 Cost of sales and lease                      289,158     376,740     356,809
 Cost of services                             147,411     151,407     146,937
-----------------------------------------   ---------   ---------   ---------
   Total cost of revenue                      436,569     528,147     503,746
-----------------------------------------   ---------   ---------   ---------

Gross profit                                  239,675     393,462     391,111
-----------------------------------------   ---------   ---------   ---------

Operating expenses:
 Development and engineering                  122,965     140,632     145,700
 Sales, marketing & general & administrative  167,259     170,062     157,616
 Restructure and one-time charges             187,670       8,296           -
-----------------------------------------   ---------   ---------   ---------
   Total operating expenses                   477,894     318,990     303,316
-----------------------------------------   ---------   ---------   ---------

Operating income (loss)                      (238,219)     74,472      87,795
 Other income (expense), net                    2,423       3,261      (3,352)
-----------------------------------------   ---------   ---------   ---------

Earnings (loss) before income taxes          (235,796)     77,733      84,443
 Income tax (expense) benefit                   9,432     (22,037)    (23,588)
-----------------------------------------   ---------   ---------   ---------
Net earnings (loss)                         $(226,364)  $  55,696   $  60,855
-----------------------------------------   =========   =========   =========
Earnings (loss) per common and
 common equivalent share                    $  (8.95)  $    2.16   $    2.33
-----------------------------------------   =========   =========   =========
Average number of common and
 common equivalent shares outstanding         25,282      25,845      26,118
-----------------------------------------   =========   =========   =========


See accompanying summary of significant accounting policies and notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS

Cray Research, Inc. and Subsidiaries

                                                         December 31
                                                   -------------------------
                                                     1995             1994
                                                   ----------     ----------
                                                          (In thousands)
Assets
================================================
Current assets:
 Cash and equivalents                              $  104,425     $   55,543
 Receivables                                          156,039        229,808
 Inventories                                          177,359        207,496
 Other current assets                                  60,082         41,191
------------------------------------------------   ----------     ----------
  Total current assets                                497,905        534,038
Long-term receivables                                  22,165         20,959
Leased systems and spares, net                         69,671        110,207
Property, plant and equipment, net                    200,875        265,116
Investments and other assets                          187,438        251,559
-------------------------------------------------  ----------     ----------
                                                   $  978,054    $ 1,181,879
                                                   ==========     ==========
Liabilities and Stockholders' Equity
================================================
Current liabilities:
 Current installments of long-term debt             $   5,679     $    7,344
 Accounts payable                                      42,924         37,999
 Accrued expenses                                      99,314        110,373
 Income taxes payable                                      -           7,009
 Deferred income and customer advances                124,255         75,214
-------------------------------------------------  ----------     ----------
   Total current liabilities                          272,172        237,939
-------------------------------------------------  ----------     ----------
Long-term debt, excluding current installments         92,682         97,000
Other long-term obligations                            10,772         18,030
Stockholders' equity:
 Common stock of $1 par value; authorized
  100,000,000 shares; issued 31,511,000 shares         31,511         31,511
 Additional paid-in capital                            70,697         91,973
 Retained earnings                                    696,196        922,560
 Foreign currency translation adjustments               5,773          2,774
 Unearned compensation-restricted stock                (5,339)             -
 Treasury stock, at cost; 5,987,000 and
 6,041,000 shares                                    (196,410)      (219,908)
-------------------------------------------------  ----------     ----------
  Total stockholders' equity                          602,428        828,910
-------------------------------------------------  ----------     ----------
                                                   $  978,054     $1,181,879
                                                   ==========     ==========

See accompanying summary of significant accounting policies and notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Cray Research, Inc. and Subsidiaries

                                                    Years ended December 31
                                              -----------------------------------
                                                   1995        1994      1993
                                              ----------  ----------  ----------
                                                     (In thousands)
Cash flows provided by (used in) operations:
 Receipts from customers                      $  777,624  $  863,842  $  885,111
 Payments to suppliers and employees            (668,520)   (656,560)   (698,006)
 Income taxes paid                                (8,411)    (28,393)    (14,830)
 Interest received                                12,194      10,799       9,046
 Interest paid                                    (9,015)     (8,529)     (9,171)
 Other, net                                      (10,071)       (880)        598
------------------------------------------     ---------   ---------   ---------
  Total cash flows provided by operations         93,801     180,279     172,748
------------------------------------------     ---------   ---------   ---------


Cash flows provided by (used in) investing:
 Expenditures for property,
   plant and equipment                           (49,164)    (87,266)    (45,691)
 Expenditures for leased systems and spares      (32,887)    (55,003)    (46,991)
 Transfers (to) from long-term investments        50,000     (50,000)    (50,000)
 Other, net                                       (5,503)     (1,502)      2,120
------------------------------------------     ---------   ---------   ---------
  Total cash flows used in investing             (37,554)   (193,771)   (140,562)
------------------------------------------     ---------   ---------   ---------

Cash flows provided by (used in) financing:
 Proceeds from borrowings                         16,827      22,183       5,554

 Proceeds from purchases of common stock
  by employees                                     8,050       7,311       5,564
 Repayments of debt                              (23,518)    (23,019)    (10,208)
 Repurchases of common stock                     (11,282)    (19,407)     (7,633)
------------------------------------------     ---------   ---------   ---------
  Total cash flows used in financing              (9,923)    (12,932)     (6,723)
------------------------------------------     ---------   ---------   ---------

Effect of exchange rate changes on cash            2,558       3,594      (2,043)
------------------------------------------     ---------   ---------   ---------

Increase (decrease) in cash and equivalents       48,882     (22,830)     23,420

Cash and equivalents at beginning of year         55,543      78,373      54,953
------------------------------------------     ---------   ---------   ---------

Cash and equivalents at end of year             $104,425    $ 55,543    $ 78,373
------------------------------------------     =========   =========   =========


See accompanying summary of significant accounting policies and notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Cray Research, Inc. and Subsidiaries

                                               Foreign     Unearned
                          Additional           currency    compensation
                 Common   paid-in    Retained  translation restricted  Treasury
                 stock    capital    earnings  adjustments stock       stock
                 -------  ---------  --------  ----------  --------    --------
                                          (In thousands)
Balance at
December
 31, 1992         $31,511  $109,322  $806,009     $(429)         -     $(223,352)
Stock plans             -    (6,922)       -         -           -        12,486
Income tax
 benefit from
 stock plans            -        89        -         -           -            -
Translation
 adjustments            -        -         -     (2,595)         -            -
Repurchases of
 common stock           -        -         -         -           -        (7,633)
Net earnings            -        -     60,855        -           -            -
-----------       -------    -------  -------   --------     -------     --------
Balance at
 December
 31, 1993          31,511   102,489   866,864   (3,024)          -      (218,499)
Stock plans             -   (10,687)       -         -           -        17,998
Income tax
 benefit from
 stock plans            -       171        -         -           -            -
Translation
 adjustments            -        -         -      5,798          -            -
Repurchases of
 common stock           -        -         -        -            -       (19,407)
Net earnings            -        -     55,696       -            -            -
-----------         ------  -------  --------   -------     -------      --------
Balance at
  December
  31, 1994          31,511   91,973   922,560     2,774          -      (219,908)
Stock plans              -  (21,389)       -        -      $(5,339)       34,780
Income tax
 benefit from
 stock plans            -       113        -        -            -            -
Translation
 adjustments            -        -         -      2,999          -            -
Repurchases of
 common stock           -        -         -        -            -       (11,282)
Net loss                -        -   (226,364)      -            -            -
-----------         ------   ------   --------  -------     -------    ---------
Balance at
 December
 31, 1995          $31,511 $ 70,697  $696,196   $ 5,773    $(5,339)    $(196,410)
                    ======   ======   ========  =======     =======    =========


See accompanying summary of significant accounting policies and notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Cray Research, Inc. and Subsidiaries

                   Common      Treasury
                   stock       stock
                   shares      shares
                   -------     ---------
                      (In thousands)
Balance at
December
 31, 1992            31,511       5,464
Stock plans               -        (221)
Income tax
 benefit from
 stock plans              -           -
Translation
 adjustments              -           -
Repurchases of
 common stock             -         288
Net earnings              -           -
-----------         -------     -------
Balance at
 December
 31, 1993            31,511       5,531
Stock plans               -        (319)
Income tax
 benefit from
 stock plans              -           -
Translation
 adjustments              -           -
Repurchases of
 common stock             -         829
Net earnings              -           -
-----------         -------     -------
Balance at
  December
  31, 1994           31,511       6,041
Stock plans               -        (716)
Income tax
 benefit from
 stock plans              -           -
Translation
 adjustments              -           -
Repurchases of
 common stock             -         662
Net loss                  -           -
-----------         -------     -------
Balance at
 December
 31, 1995            31,511       5,987
                    =======     =======


See accompanying summary of significant accounting policies and notes to consolidated financial statements.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cray Research, Inc. and Subsidiaries

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Cray Research, Inc. and its wholly-owned subsidiaries (the Company). All material intercompany accounts and transactions have been eliminated. The accounts of foreign subsidiaries are consolidated as of December 31 in 1995, and November 30 in 1994 and 1993. The change in fiscal year for the foreign subsidiaries in 1995 did not have a material impact on the results of operations in 1995.

SOURCES OF SUPPLY

The Company currently buys certain components which are important in the manufacture of its products, from a limited number, and, in some cases, from a single supplier. Although there are a limited number of manufacturers of these components, management believes that other suppliers could provide similar components on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which could adversely affect operating results.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenue from system sales is recognized at the time the system is accepted by the customer or independent distributor, or in the case of a conversion from lease to purchase, at the time of the customer's election to convert.

Revenue from systems under operating lease contracts is recorded as earned over the lease term. Service fees are recognized monthly as earned.

Trade-in allowances may be granted when a used system is traded-in on the purchase or lease of a new system. These allowances are recorded as a reduction of revenue on the new system.

FORWARD EXCHANGE CONTRACTS

Forward exchange contracts are purchased to hedge specific foreign currency commitments, the majority of which are related to foreign sale and lease contracts. Realized and unrealized gains and losses on these exchange contracts are deferred and recognized as part of the related sale or lease transaction.

DEVELOPMENT AND ENGINEERING

Development and engineering costs relate to hardware and software development and enhancements to existing products. All such costs are expensed as incurred. Software development costs incurred after the technological feasibility of a software product has been established are not material. Funds earned by the Company under research and development arrangements whereby the Company retains the rights to any technologies developed are recorded as a reduction of the development costs incurred.


UNIVERSITY RESEARCH AND DEVELOPMENT GRANTS

The Company sponsors software research and development projects at universities under separate research and development grant agreements. These agreements generally provide for funding of the projects in fixed amounts over periods of one to five years.

In exchange for the funding, the Company receives nonexclusive rights to any software developed. The entire cost of grants with terms in excess of one year is accrued and charged to expense in the year in which the agreement becomes effective.

INCOME TAXES

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No.109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are recognized based upon temporary differences between the financial statement amounts and tax bases of assets and liabilities using enacted tax rates. The Company previously accounted for income taxes under SFAS No. 96. The cumulative effect of the change in the method of accounting for income taxes did not have a material effect on 1993 consolidated results of operations and is included in 1993 income tax expense.

In connection with the exercise of nonstatutory stock options and disqualifying dispositions of common stock acquired by employees under the incentive stock option plans, the amounts deductible in determining Federal income taxes exceed amounts charged to income. Any reduction in Federal income taxes payable as a result of these differences is credited to additional paid-in capital.

EARNINGS (LOSS) PER SHARE

Earnings (loss) per common and common equivalent share is computed by dividing net earnings (loss), adjusted for the dilutive effect of eliminating convertible debenture interest expense, by the weighted average number of shares outstanding and equivalent shares (excluding treasury shares). Equivalent shares result from dilutive stock options and, if dilutive, the assumed conversion of convertible debentures.

CASH AND INVESTMENTS

Cash and equivalents consist of cash and highly liquid investments with low interest rate risk. Long-term investments consist of investments which the Company intends to hold beyond one year.

Equity securities are carried at the lower of cost or market. All other investments are stated at cost, which approximates market.

Under SFAS No. 115, "Accounting for Certain Debt and Equity Securities," the carrying values of certain securities are required to be adjusted to fair market values and the resulting unrealized gain or loss included in earnings. The implementation of this standard in 1994 did not have a material effect on consolidated results of operations or financial condition.

INVENTORIES

Inventories are stated at the lower of cost (determined principally on a first-in, first-out basis) or market.

LEASED SYSTEMS AND SPARES

Leased systems and spares for maintenance are capitalized and carried at cost less accumulated depreciation and amortization. Leased systems are depreciated using the sum-of-years-digits method over an estimated useful life of two to four years. Spares are amortized to cost of services using the straight-line method over an estimated useful life of two to four years. Depreciation commences upon system acceptance.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Plant and equipment are depreciated using the straight-line method over their estimated useful lives or, in the case of leasehold improvements, over the periods of the related leases, if shorter.

PRODUCT TECHNOLOGY AND GOODWILL

Other assets include product technology and goodwill, both of which represent the excess of the cost of a purchased business over the fair value of the net assets acquired. Product technology and goodwill are amortized using the straight-line method over five to ten years.

POSTEMPLOYMENT BENEFITS

The Company accrues the cost of postretirement benefits other than pensions in accordance with the provisions of SFAS No. 106. The Company implemented this Statement in 1993. Implementation did not have a material impact on consolidated results of operations.

TRANSLATION OF FOREIGN CURRENCIES

The financial statements of foreign subsidiaries are translated to U.S. dollars in accordance with the provisions of SFAS No. 52. Under this

Statement, all assets and liabilities are translated using period-end exchange rates and earnings statement items are translated using average exchange rates for the period. The resulting translation adjustments are made directly to a separate component of stockholders' equity.

RECLASSIFICATION

Restructuring and one-time charges expense has been reclassified in the 1994 consolidated statements of operations from cost of sales to a separate line item to conform to the 1995 presentation. The reclassification had no effect on previously reported operating income (loss) or net earnings (loss).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Cray Research, Inc. and Subsidiaries

BUSINESS AND GEOGRAPHIC SEGMENT DATA

The Company is engaged in the design, development, and manufacture of high-speed computing systems and related software intended for scientific and commercial applications, and the marketing and support of such systems and software.

The Company's manufacturing and development operations are located in the United States.

The Company has wholly-owned foreign subsidiaries and branches engaged primarily in providing marketing and maintenance services throughout the world including Europe, Asia Pacific, and the Mideast.

Comparative operating and segment data for the Company's domestic and foreign operations follows:

                               Revenue
                   -------------------------------------  Operating  Identifiable
                    Total   Intercompany  Consolidated     profits      assets
                  --------   ----------   ----------     ----------   ----------
                                          (In thousands)
UNITED STATES:
 1995              $338,690   $(46,922)     $291,768      $ 32,236   $  803,610
 1994               503,754    (12,242)      491,512       209,765    1,015,923
 1993               564,421       (494)      563,927       229,003    1,049,159

WESTERN EUROPE:
 1995              $257,809   $(36,784)     $221,025      $ 47,672   $  126,039
 1994               266,488    (38,786)      227,702        73,581      121,200
 1993               255,367    (30,163)      225,204        75,673       79,382

ASIA PACIFIC:
 1995              $158,406   $(14,961)     $143,445      $ 38,276   $   41,491
 1994               197,794    (15,889)      181,905        68,690       32,074
 1993               101,649    (12,449)       89,200        24,817       32,828

OTHER FOREIGN:
 1995              $ 21,548   $ (1,542)     $ 20,006      $  4,207   $    6,914
 1994                20,718       (228)       20,490         5,667       12,682
 1993                18,631     (2,105)       16,526         4,610        8,399

CONSOLIDATED:
 1995              $776,453  $(100,209)     $676,244      $122,391   $  978,054
 1994               988,754    (67,145)      921,609       357,703    1,181,879
 1993               940,068    (45,211)      894,857       334,103    1,169,768

=============================================================================

RECONCILIATION TO CONSOLIDATED STATEMENTS OF OPERATIONS:

                                        1995          1994          1993
                                     ---------     ---------     ---------
Consolidated operating profits       $ 122,391     $ 357,703     $ 334,103
General corporate expenses            (360,610)     (283,231)     (246,308)
Other income (expense), net              2,423         3,261        (3,352)
-----------------------------------  ---------     ---------     ---------
 Consolidated earnings (loss)
 before income taxes                 $(235,796)    $  77,733     $  84,443
-----------------------------------  =========     =========     =========


Revenue, operating profit, and the related identifiable assets are included in the geographic area in which the customer is located. International revenue includes export sales and leases from the United States of approximately $218,250,000 in 1995, $324,772,000 in 1994 and $227,749,000 in 1993.

Revenue from U.S. Government agencies or commercial customers primarily serving the U.S. Government totalled approximately $109,901,000 in 1995, $333,887,000 in 1994 and $386,056,000 in 1993.

Net assets of foreign subsidiaries included in the consolidated balance sheets are $93,086,000 in 1995 and $69,978,000 in 1994.

CONSOLIDATED BALANCE SHEET DETAILS

                                                 1995              1994
                                               --------          --------
                                                     (In thousands)
CASH AND INVESTMENTS:
 Cash and commercial paper                     $127,343          $119,794
 Certificates of deposit                         24,047            26,825
 Auction rate government securities              52,150            99,550
 Government revenue bonds                        32,361             2,000
 Money market funds                              18,524             4,613
 Long-term equity investments                     8,681             7,210
 Other                                               -              2,761
-------------------------------------------    --------          --------
  Total cash and investments                    263,106           262,753
 Less long-term equity investments               (8,681)           (7,210)
-------------------------------------------    --------          --------
  Cash and long-term cash investments           254,425           255,543
 Less long-term cash investments               (150,000)         (200,000)
-------------------------------------------    --------          --------
  Cash and equivalents                         $104,425          $ 55,543
-------------------------------------------    ========          ========

RECEIVABLES:
 Trade                                         $113,646          $194,710
 Current portion of long-term receivables        10,289            10,486
 Other                                           32,104            24,612
-------------------------------------------    --------          --------
                                               $156,039         $ 229,808
                                               ========          ========

                                                 1995               1994
                                               --------          ---------
                                                      (In thousands)
INVENTORIES:
 Components and subassemblies                  $  90,891         $  97,717
 Systems in process                               47,403            74,940
 Finished goods                                   39,065            34,839
------------------------------------------     ---------          --------
                                               $ 177,359         $ 207,496
                                               =========          ========
LEASED SYSTEMS AND SPARES:
 Leased systems and spares                     $ 296,659         $ 320,276
 Less accumulated depreciation
  and amortization                              (226,988)         (210,069)
------------------------------------------     ---------          --------
                                               $  69,671         $ 110,207
                                               =========         =========

PROPERTY, PLANT AND EQUIPMENT:
 Land and improvements                         $  22,916         $  23,199
 Buildings and improvements                      161,128           166,318
 Machinery and equipment                         136,452           150,107
 Data processing equipment                       203,370           215,014
 Office furniture and equipment                   22,432            21,322
 Construction in progress                          5,313             9,307
------------------------------------------     ---------          --------
                                                 551,611           585,267
 Less accumulated depreciation
  and amortization                              (350,736)         (320,151)
------------------------------------------     ---------          --------
                                               $ 200,875         $ 265,116
                                               =========         =========
ACCRUED EXPENSES:
 Employee compensation                         $  41,168         $  57,279
 Accrued warranty costs                            8,162            13,290
 Accrued restructure costs                        13,780                -
 Current portion of capital lease obligations      7,567             6,919
 Other                                            28,637            32,885
------------------------------------------     ---------          --------
                                               $  99,314         $ 110,373
                                               =========         =========

OTHER LONG-TERM OBLIGATIONS:
 Retiree medical benefits                      $   6,941         $   4,092
 Capital lease obligations                          1,359             8,874
 University research and development
   grants payable                                  2,189             4,783
 Other                                               283               281
------------------------------------------     ---------          --------
                                               $  10,772         $  18,030
                                               =========         =========

LONG-TERM DEBT

                                                 1995              1994
                                               --------         --------
                                                    (In thousands)
Convertible Subordinated Debentures, 6 1/8%    $82,000          $ 82,000
Term loan                                       15,000            20,000
Other                                            1,361             2,344
------------------------------------------     -------          --------
 Total long-term debt                           98,361           104,344
Less current installments                       (5,679)           (7,344)
------------------------------------------     -------          --------
 Long-term debt, excluding
  current installments                         $92,682          $ 97,000
------------------------------------------     =======          ========

The subordinated debentures are convertible into the Company's common stock at a conversion price of $78 per share at any time prior to maturity. The debentures may be redeemed at the Company's option at a price of 101.23% after January 31, 1994, decreasing to 100% after January 31, 1996. In April 1994, the Company repurchased a portion of the debentures with a face value of $23,000,000 for a purchase price of $20,400,000. The repurchase resulted in a gain of $2,600,000 which was recorded as other income. This repurchase satisfied the first four required annual sinking fund payments of $5,750,000 originally scheduled for the years 1997 to 2000. Remaining annual sinking fund payments of $5,750,000 each are scheduled from 2001 to 2010 with a final maturity payment of $24,500,000 in 2011.

To fund the debenture repurchase, the Company entered into a four year $20,000,000 term loan agreement. The fixed borrowing rate is 6.72% and interest payments are due semi-annually in arrears each year in October and April. The first annual principal installment of $5,000,000 was paid in April 1995. Annual principal installments of $5,000,000 are due April, 1996 to April 1998.

The Company has an unused, unsecured $75,000,000 revolving credit agreement. Interest is based on various short-term floating rates. The agreement contains a number of restrictive covenants with which the Company was in compliance at December 31, 1995.

In addition, the Company's foreign subsidiaries had approximately $23,472,000 of unused lines of credit at December 31, 1995.

Annual installments of long-term debt as of December 31, 1995, are as follows:

                                                              Long-term debt
                                                               installments
                                                              --------------
                                                              (In thousands)
Years ending December 31:
1996                                                             $ 5,679
1997                                                               5,682
1998                                                               5,000
1999                                                                   -
2000                                                                   -
Thereafter                                                        82,000
                                                                 -------
                                                                 $98,361
                                                                 =======

FINANCIAL INSTRUMENTS

The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined foreign currency fluctuation risks: specific firm foreign exchange commitments related to customer transactions and certain foreign subsidiary investments. At December 31, 1995, and 1994, the Company had forward exchange contracts outstanding as noted in the chart below.

   Forward exchange contract       Contracts outstanding at December 31, 1995
---------------------------------  -------------------------------------------
Type            Purpose            Contract Value  Market Value Maturity Dates
---------- ----------------------  --------------  ------------ --------------
Sell (net) Customer transaction    $163,752,000    $167,967,000   1996-1999
Buy        Subsidiary investment   $ 38,100,000    $ 38,116,000   1996

   Forward exchange contract       Contracts outstanding at December 31, 1994
---------------------------------  -------------------------------------------
 Type            Purpose           Contract Value  Market Value Maturity Dates
---------- ----------------------  --------------  ------------ --------------
Sell (net) Customer transaction    $125,928,000    $128,786,000   1995-1997
Buy        Subsidiary investment   $ 20,240,000    $ 20,097,000   1995


Generally these forward contracts are placed at the time the Company signs a foreign currency sale or lease contract with a customer, or when a foreign subsidiary makes a U.S. dollar investment, and they mature at the time the customer's payment is due or when the subsidiary investment matures. At the time of recognition of the related equipment sale or lease revenue, the forward exchange contract becomes the basis for recording revenue and the related receivable from the customer. Accordingly, exchange gains and losses are generally not material.

The market value of these contracts was determined by obtaining quotes from financial institutions. The Company is subject to the remote risk that parties to the underlying hedged contracts fail to perform their obligations to the Company when they become due.

The Company's 6 1/8% Convertible Subordinated Debentures are traded on the New York Stock Exchange. The market values of these debentures were $65,526,000 and $54,120,000 at December 31, 1995, and 1994, respectively. The carrying values at December 31, 1995, and 1994 of all other financial instruments approximate their market values.

A concentration of credit risk exists due to the significance of revenues from U.S. Government customers. Current and long-term receivables include amounts due from U.S. Government agencies (or commercial customers primarily serving the U.S. Government) of $58,500,000 and $125,481,000 at December 31, 1995, and 1994,
respectively. It is the Company's policy to collateralize sales receivables by obtaining a security interest in the equipment sold.

STOCK PLANS

At December 31, 1995, 6,720,000 shares of common stock were reserved for issuance pursuant to stock plans.

STOCK OPTION PLANS
The Company has a stock option plan which provides that incentive stock options or nonstatutory stock options to purchase an aggregate of 7,122,000 shares of common stock may be granted to selected technical and management employees. The plan also provides for a limited number of shares to be issued to employees as stock grants, which may or may not have accompanying restrictions. In 1995, many of the stock grants issued were subject to restrictions. The number of shares authorized for issuance is increased each year by three percent of the total outstanding shares of the Company as of the end of the previous year.

The Company also has a stock option plan which provides for grants to non-employee directors of the Company of nonstatutory stock options to purchase up to an aggregate of 200,000 shares of common stock.

Under the plans, the option price is equal to the fair market value on the date of grant. Generally, options may be exercised at a rate of 25 percent annually, beginning one year from the date of grant, and terminate seven to ten years from the date of grant.

Stock option plan activity is summarized as follows:

                           Option price                             Available
                            per share    Outstanding   Exercisable  for grant
                           ------------  -----------   -----------  ---------
At December 31, 1993       $22.00-47.63   3,857,280    2,029,550    1,666,289

 Authorized for issuance        -            -              -         779,000
 Options granted            18.75-33.00     804,683         -        (804,683)
 Stock grants                   -            -              -         (10,885)
 Became exercisable         22.00-47.63      -           799,012         -
 Exercised                  27.50-31.50     (45,151)     (45,151)        -
 Canceled                   26.50-47.63    (269,986)    (187,310)     269,986
-------------------------  ------------  ----------    ---------   ----------
At December 31, 1994       $18.75-47.63   4,346,826    2,596,101    1,899,707

 Authorized for issuance        -            -              -         764,000
 Options granted            14.75-26.88   1,401,139         -      (1,401,139)
 Stock grants                   -            -              -        (461,602)
 Became exercisable         22.00-47.63      -           713,719         -
 Exercised                  14.75-14.75      (4,500)      (4,500)        -
 Canceled                   14.75-47.63    (864,086)    (562,020)     864,086
-------------------------  ------------  ----------    ---------   ----------
At December 31, 1995       $14.75-47.63   4,879,379    2,743,300    1,665,052
                           ============  ==========    =========   ==========

During 1993, no options were exercised.

EMPLOYEE STOCK PURCHASE PLAN
The Company has a Qualified Stock Purchase Investment Plan under which a maximum of 2,200,000 shares of common stock are available for sale to employees. Under this plan, eligible employees may designate from 2 to 15 percent of their compensation to be withheld through payroll deductions for the purchase of common stock at 85% of the lower of the market price on the first or the last day of the offering period. Participant elections resulted in the issuance of 262,406 shares at a per share price of $17.74 in 1995, 181,072 shares at a per share price of $17.64 in 1994 and 186,485 shares at a per share price of $24.86 in 1993.

ANNUAL INCENTIVE AWARD PLAN
Prior to 1995 the Company had an Annual Incentive Award Plan providing for performance incentive awards to key employees based on the achievement of individual and stated company financial and technical objectives. Awards were payable at year-end in cash or, at the employee's election, up to 50% may have been received in common stock of the Company (up to an aggregate maximum of 500,000 newly issued or repurchased shares) at 85% of its fair market value. Plan awards totalled $12,611,000 in 1994 and $18,258,000 in 1993.

Participant elections resulted in the issuance of 93,350 shares of common stock at a per share price of $12.43 in February 1995 and 82,653 shares of common stock at a per share price of $26.35 in February 1994. Cash awards totalled $11,322,000 and $15,876,000 for 1994 and 1993, respectively.

PERFORMANCE INCENTIVE PLAN
In 1995, the Company implemented its Performance Incentive Plan which provides for incentive awards to employees based upon the achievement of individual and stated Company financial and technical objectives. This plan replaces both the Annual Incentive Award Plan and the Incentive Cash Profit Sharing Plan. Awards are payable in cash or, at the election of certain specific groups of employees, up to 50 percent may be received in common stock of the Company (up to an aggregate maximum of 500,000 newly issued or repurchased shares) at 85 percent of its fair market value. Based upon the Company not achieving the minimum performance objective stated for 1995, no award payments were made in 1995.

DEFERRED COMPENSATION PLAN
During 1995, the Company adopted a Deferred Compensation Plan which allows senior level employees an election to make pre-tax investments of cash compensation and accumulate tax-deferred earnings. Under this plan, eligible employees may defer a portion of salary, commissions, or incentive compensation and the Company matches deferrals by contributing $.50 for each $1.00 deferred up to 6% of cash compensation. Employee contributions are always 100% vested and Company matching contributions vest over a 7 year period. The plan is effective beginning January 1, 1996 based on employee elections made in December 1995.

PROFIT SHARING PROGRAM

The Company's profit sharing program consists of, for domestic employees, contributions to a defined contribution Retirement Savings Plus Plan that meets the qualifications of Section 401(k) of the Internal Revenue Code. All employees of the Company with at least six months of service are eligible to participate in the program.

The Retirement Savings Plus Plan allows eligible domestic employees to contribute up to 15 percent of their base compensation to an investment savings account. The Company's contributions to the plan consist of a matching contribution of 50 cents per dollar contributed by the employee up to a maximum of $1,000 per employee, and an annual deferred profit sharing contribution equal to 4% of an employee's eligible wages. The Company's deferred profit sharing contribution is limited to the maximum amount allowable for income tax purposes. The Company's contributions to the Retirement Savings Plus Plan were $9,466,000 in 1995, $9,973,000 in 1994 and $9,714,000 in 1993. Employees of the Company's
foreign subsidiaries participate in other retirement plans.

Prior to 1995, the Company had an Incentive Cash Profit Sharing Plan for all employees. Payments under the plan were based on achieving operating income targets. The payments for 1994 and 1993 totalled $2,005,000 and $4,031,000, respectively. In 1995, the Incentive Cash Profit Sharing Plan was replaced by the Performance Incentive Plan, which is described under "Stock Plans".

INCOME TAXES

Components of income tax expense (benefit) are as follows:

                              Federal       State     Foreign        Total
                             ---------    ---------   -------      --------
                                           (In thousands)
1995
Current                      $(22,067)    $    629     $11,653     $ (9,785)
Deferred                            -            -         353          353
---------------------------  --------     --------     -------     --------
 Provision for income taxes  $(22,067)     $   629    $12,006     $ (9,432)
---------------------------  ========     ========     =======     ========
1994
Current                      $ (8,148)     $(2,151)    $16,880     $  6,581
Deferred                       15,532       (1,798)      1,722       15,456
---------------------------  --------     --------     -------     --------
 Provision for income taxes  $  7,384     $ (3,949)    $18,602     $ 22,037
---------------------------  ========     ========     =======     ========
1993
Current                      $ 22,491    $   4,837     $16,926     $ 44,254
Deferred                      (15,705)      (3,191)     (1,770)     (20,666)
---------------------------  --------    ---------     -------     --------
 Provision for income taxes  $  6,786    $   1,646    $ 15,156    $  23,588
---------------------------  ========     ========     =======     ========

The provision for foreign income taxes is based upon foreign pretax earnings of approximately $29,343,000 in 1995, $37,811,000 in 1994 and $34,864,000 in 1993.

The provision for income taxes differs from the expected tax expense (benefit) (computed by applying the Federal corporate tax rate to earnings or loss before income taxes) as follows:

                                                 Percentage of pretax
                                                   earnings or loss
                                             ----------------------------
                                              1995       1994      1993
                                             -------    -------   -------
Expected Federal income tax rate             (35.0)%     35.0%      35.0%
Increase (reduction) attributed to:
 State taxes, net of Federal tax benefit       0.2       (3.2)       4.7
 Impact of foreign subsidiaries subject
  to higher tax rates                          0.3        4.4        1.1
 Foreign tax credit                           (0.1)      (2.8)      (0.8)
 Research and development tax credit          (0.8)       (5.0)      (5.8)
 FSC (foreign sales corporation)
  exempt income                               (0.5)      (4.3)      (2.4)
 Nondeductible amortization of
  intangible assets                            0.6        1.7        1.7
 Tax exempt interest income                   (0.4)      (1.1)      (1.4)
 Valuation allowance                          31.5        3.8       (4.4)
 Other, net                                    0.2       (0.1)       0.2
-------------------------------------------  ------     ------     ------
Actual effective income tax rate              (4.0)%     28.4%      27.9%
-------------------------------------------  ======     ======     ======

Components of and changes in the net deferred income tax asset are as follows:

                                         Deferred tax
                                        asset (liability)        Deferred
                                      --------------------       expense
                                        1995        1994        (benefit)
                                      --------    --------      ---------
                                                 (In thousands)
Inventory valuation                   $ 38,153    $ 34,179       $ (3,974)
Accrued compensation                     5,488       9,962          4,474
Accrued cost of sales                      610       1,789          1,179
University research and
 development grants                      4,491       5,417            926
Depreciation                             8,798      12,944          4,146
Restructuring                           49,236           -        (49,236)
Net operating loss carryforward          8,764           -         (8,764)
Credit carryforwards                    32,073           -        (32,073)
Other, net                                 816       1,419            603
------------------------------------   -------    --------       --------
Total gross deferred income taxes      148,429      65,710        (82,719)
Valuation allowance                    (98,928)    (16,561)        82,367
------------------------------------   -------    --------       --------
 Total net deferred income taxes        49,501      49,149       $   (352)
Less current portion                   (38,275)    (30,861)      ========
------------------------------------  --------    --------
 Noncurrent deferred income taxes     $ 11,226    $ 18,288
------------------------------------  ========    ========

A valuation allowance is provided when there is some likelihood that a portion of the deferred tax asset may not be realized. The valuation allowance relates to certain temporary differences that reverse in the years 1996 through 2035. Based on tax rates in effect on December 31, 1995, approximately $124,000,000 of future taxable income is required prior to December 31, 2010 for full realization of the net deferred tax asset. Although realization is not assured, management believes it is more likely than not that all of the net deferred tax asset will be realized.

At December 31, 1995, there was a net operating loss carryforward of approximately $22,707,000 for federal income tax purposes which expires on December 31, 2010. For tax purposes, there was a federal foreign tax credit carryforward of approximately $26,965,000 which begins expiring on December 31, 1998, federal research credit carryforwards of approximately $2,000,000 which expire on December 31, 2010, and a federal minimum tax credit carryforward of approximately $3,108,000 which has no expiration date. For tax purposes, there are state research credit carryforwards of approximately $7,000,000 which expire on December 31, 2010.


At December 31, 1995, there were approximately $79,476,000 of accumulated undistributed earnings of subsidiaries outside the United States. These earnings, which reflect full provision for non-U.S. income taxes, are indefinitely reinvested in non-U.S. operations or will be remitted substantially free of additional tax. Accordingly, no material provision has been made for taxes that might be payable upon remittance of such earnings nor is it practicable to determine the amount of this liability.

RESEARCH AND DEVELOPMENT ARRANGEMENTS

The Company has entered into two agreements with the Advanced Research Projects Agency (ARPA) to collaborate on the research and development of technologies for massively parallel processing (MPP) computer systems.

Under the first agreement, ARPA contributed $12,700,000 in funding support over a three-year period ending in 1993. Under the second agreement, ARPA will contribute $15,000,000 in funding support over a three-year period ending in 1996, with two one-year extension options for an additional $5,000,000 of funding per option. The Company may elect to retain title to any technologies developed and ARPA will receive a license to the technologies for its internal use. The timing of the funding is based on the achievement of milestones contained in the agreements. Based on these milestones, $5,000,000, $5,000,000 and $4,200,000 was earned in 1995, 1994 and 1993, respectively, and recorded as a reduction of development and engineering expense.

OTHER INCOME (EXPENSE), NET

                                         1995          1994         1993
                                        -------      -------      -------
                                                   (In thousands)
Interest income                         $12,568      $10,360      $ 9,622
Interest expense                         (8,944)      (8,967)      (8,531)
Other income (expense), net              (1,201)       1,868       (4,443)
-------------------------------------   -------      -------      -------
                                        $ 2,423      $ 3,261      $(3,352)
                                        =======      =======      =======

LEASING ARRANGEMENTS AS LESSOR

The Company leases computer equipment to its customers under operating leases with terms which generally range from one to four years. Contracts with U.S. Government agencies generally provide for cancellation upon 30 days notice.

At December 31, 1995 and 1994, leased equipment aggregated $66,301,000 and $94,053,000, less accumulated depreciation of $30,961,000 and $40,313,000, respectively.

The Company also enters into lease transactions which are accounted for as sales in accordance with statements issued by the FASB.

The net investment in sales-type leases as of December 31, 1995 and 1994 is summarized as follows:

                                                        1995         1994
                                                      --------     --------
                                                         (In thousands)
Total minimum lease payments receivable               $ 36,418     $ 34,936
Less unearned interest income                           (3,964)      (3,491)
----------------------------------------------------  --------     --------
Net investment in sales-type leases                     32,454       31,445
Less current portion included in current receivables   (10,289)     (10,486)
----------------------------------------------------  --------     --------
Long-term receivables, excluding current portion      $ 22,165     $ 20,959
----------------------------------------------------  ========     ========

Aggregate future minimum lease rentals on noncancelable operating leases and sales-type lease agreements are as follows:

                                                    Sales-type    Operating
                                                      leases        leases
                                                     ----------   ----------
                                                          (In thousands)
Years ending December 31:
1996                                                  $ 11,903     $ 15,346
1997                                                    16,901        5,797
1998                                                     6,777        1,882
1999                                                       837           -
----------------------------------------------------  --------     --------
                                                      $ 36,418     $ 23,025
                                                      ========     ========

LEASING ARRANGEMENTS AS LESSEE

The Company leases office facilities, sales and service facilities, and equipment under operating leases. The rental payments under these leases are charged to expense as incurred. Future minimum lease payments under operating leases with noncancelable terms of more than one year are identified in the schedule below.

Total rent expense for all operating leases, including rents under lease arrangements with terms of one year or less, aggregated $ 19,653,000 in 1995, $17,827,000 in 1994, and $21,409,000 in 1993.

Substantially all operating leases provide that the Company pay taxes, maintenance, insurance, and certain other operating expenses applicable to the leased premises.

The Company also leases equipment under capital leases (primarily computer equipment). As of December 31, 1995, this equipment had a cost of $12,666,000 and accumulated depreciation of $6,402,000. The amortization of these assets is recorded to depreciation expense. Future minimum lease payments under capital leases are identified in the schedule below.


                                               Operating         Capital
                                                 leases           leases
                                               ---------        ---------
                                                      (In thousands)
Years ending December 31:
1996                                            $12,603          $ 7,984
1997                                              9,429            1,349
1998                                              5,648               21
1999                                              3,775                3
2000                                              2,362                -
Thereafter                                       18,500                -
---------------------------------------------   -------          -------
 Total minimum lease payments                   $52,317            9,357
                                                =======
 Less amount representing interest                                 (426)
                                                                 -------
 Present value of net minimum lease payments                     $ 8,931
---------------------------------------------                    =======

RESTRUCTURE AND ONE-TIME CHARGES

During 1995, the Company made operational changes intended to better align its resources with its evolving strategy, improve its efficiency, and achieve a more competitive cost structure. The Company recorded pre-tax restructure and one-time charges totalling $187,670,000 related to reserves for excess inventories compared to anticipated future demands ($82,703,000), reserves for adjustments to net book value of equipment ($42,122,000), charges related to excess capacity in facilities, primarily a manufacturing and development facility ($21,134,000), costs related to staff reductions ($27,816,000), and other miscellaneous charges ($13,895,000).

The following table summarizes the changes in the Company's restructure reserves for 1995 (in thousands):

Restructure reserves at December 31, 1994                    $           0
Restructure and one-time charges                               187,670,000
Payments and asset write-downs                                (173,890,000)
                                                             -------------
Restructure reserves at December 31, 1995                    $  13,780,000
                                                             =============

The restructure and one-time charges included a $15,600,000 asset impairment charge recorded in accordance with Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This charge was recorded as a result of excess capacity in a manufacturing and development facility and related equipment due to decreases in demand and changes in the balance of sourcing parts internally versus externally. The impairment loss was computed as the excess of current net book value of the facility and equipment over its fair value. Fair value was computed as the present value of estimated expected future cash flows.

The restructure reserves at December 31, 1995 represent primarily severance accruals for terminated employees. It is expected that most of these severance payments will be made during first quarter 1996.


PRODUCT TECHNOLOGY AND GOODWILL

Product technology and goodwill represents the excess of the cost of a purchased business over the fair value of the net assets acquired. Product technology and goodwill is included in other assets and totals $5,297,000 and $9,430,000 at December 31, 1995 and 1994, respectively, net of accumulated amortization of $24,597,000 and $20,464,000 at each respective year end.

Net operating losses of purchased businesses of $14,900,000 prior to acquisition are available to the Company, subject to limitations, to offset federal taxable income through 2005. In 1994, tax benefits realized reduced the carrying value of product technology by $894,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending against or involving the Company which, in the opinion of management, will have a material adverse effect upon consolidated results of operations or financial position.

ACQUISITIONS

In September 1994, the Company acquired all the outstanding capital stock of Savant Systems, Incorporated for $4,250,000. The excess of the purchase price over the fair value of the identifiable assets acquired was recorded as goodwill totalling $3,841,000.

In October 1994, the Company acquired all of the capital stock of Minnesota Supercomputer Center for $10,400,000 in cash, which approximated the fair value of identifiable net assets acquired.

These acquisitions did not have a material impact on consolidated results of operations during 1994.


SUPPLEMENTAL CASH FLOW INFORMATION               1995      1994      1993
                                               --------   --------   --------
                                                       (In thousands)
RECONCILIATION OF NET EARNINGS (LOSS) TO
 CASH FLOWS PROVIDED BY OPERATIONS:
  Net earnings (loss)                          $(226,364) $ 55,696   $ 60,855
  Items which do not use (provide) operating
  cash flow:
    Depreciation and amortization                139,138   126,250    124,350
    Other                                         59,794   (13,363)       867
  (Increase) decrease in operating assets:
    Receivables                                   72,563   (51,159)   (29,423)
    Inventories                                   30,137   107,604    (51,816)
    Other                                            515     9,122    (29,506)
  Increase (decrease) in operating liabilities:
    Accounts payable and accrued expenses         (6,782)  (13,289)    36,219
    Income taxes payable                         (17,631)  (23,413)    26,399
    Deferred income and customer advances         49,042   (14,939)    29,306
    Other                                         (6,611)   (2,230)     5,497
---------------------------------------------   --------   --------   --------
Cash flows provided by operations               $ 93,801  $180,279   $172,748
---------------------------------------------   ========   ========   ========

NONCASH INVESTING AND FINANCING ACTIVITIES:
  Liabilities assumed in acquisition           $      -    $17,924   $      -



SUBSEQUENT EVENTS (Unaudited)

In February 1996, the Company entered into an agreement to sell its primary printed circuit board manufacturing facility in Chippewa Falls, Wisconsin for approximately $36,000,000. The sale is expected to close in March 1996, at which time a supply agreement with the buyer goes into effect.

In February 1996, the Company and Silicon Graphics Incorporated (SGI) announced a merger agreement. Under this agreement, SGI will make a friendly tender offer to acquire the Company. If the tender offer is successful, SGI will acquire all of the outstanding shares of the Company, through a combination of cash purchases and stock swaps.

QUARTERLY FINANCIAL DATA (Unaudited)

                                   First     Second      Third     Fourth      Annual
                                  quarter    quarter    quarter    quarter     total
                                  -------    -------    -------    -------    --------
                                         (In thousands, except per share data)
1995
Revenue                           $131,063   $139,734   $169,178   $236,269   $676,244
Gross profit                        46,823     43,101     57,786     91,965    239,675
Net earnings (loss)                (48,292)  (138,907)   (13,536)   (25,629)  (226,364)
Earnings (loss) per common and
 common equivalent share             (1.90)     (5.51)      (.54)     (1.00)     (8.95)

1994
Revenue                           $248,866   $215,818   $219,859   $237,066   $921,609
Gross profit                       108,120     88,259     96,276    100,807    393,462
Net earnings                        21,953      8,202     16,042      9,499     55,696
Earnings per common and
 common equivalent share               .84        .32        .62        .38       2.16


Independent Auditors' Report

The Board of Directors and Stockholders of Cray Research, Inc.:

We have audited the accompanying consolidated balance sheets of Cray Research, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of Cray Research, Inc. and subsidiaries at December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP
Minneapolis, Minnesota
January 24, 1996